UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2008

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

___________

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 7.01 Regulation FD Disclosure

Puget Energy, the parent company of Puget Sound Energy (PSE), a regulated utility providing electric and natural gas service primarily to the Puget Sound region of western Washington noted that Puget Holdings LLC, a consortium of long-term infrastructure investors, has committed equity and debt financing in place to complete the pending merger and to provide significant capital for PSE's future needs.

The consummation of the merger is subject to certain closing conditions, including regulatory approval from the Washington Utilities and Transportation Commission   ("Washington Commission").  A joint application was filed with the Washington Commission on December 17, 2007, by PSE and Puget Holdings, seeking approval of the merger.  On July 21, 2008, PSE and Puget Holdings reached a multi party settlement with all but one of the parties to resolve all issues in the merger proceeding.  A merger proposal in Washington state has no statutory time deadline by which the Washington Commission is required to make a decision.  All federal and shareholder approvals have been obtained.

Puget Energy also noted that considering the number of business days remaining in 2008, the merger transaction is now not expected to close this year.  The merger agreement provides that the parties close 15 business days after all closing conditions have been met, including approval from the Washington Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

By: /s/ Eric M. Markell
Dated: December 10, 2008	Eric M. Markell Executive Vice President and Chief Financial Officer